Exhibit 10.1
YEXT, INC.
STAND-ALONE STOCK OPTION AGREEMENT

NOTICE OF STOCK OPTION GRANT

Participant: Michael Walrath

Participant has been granted an Option to purchase Common Stock of Yext, Inc. (the “Company”), subject to the terms and conditions of this Stand-Alone Stock Option Agreement (including all attached exhibits, the “Agreement”) and stockholder approval, as follows:

Date of Grant	October 11, 2026

Number of Shares Granted	11,000,000 (for the avoidance of doubt, the maximum number of Shares that can be earned under this Agreement is 11,000,000 Shares)

Exercise Price per Share	$7.00

Total Exercise Price	$77,000,000.00

Type of Option	Nonstatutory Stock Option

Performance Period	For Tranche 1: Date of Grant through the 5-year anniversary of the Date of Grant

For Tranches 2-6: Date of Grant through the 7-year anniversary of the Date of Grant

For Tranches 7-14: Date of Grant through the 10-year anniversary of the Date of Grant

Term/Expiration Date	10-year anniversary of the Date of Grant

Vesting Schedule:

This Option will become exercisable and vest, in whole or in part, in accordance with Exhibit B attached hereto and incorporated herein.

It is understood by the parties that this Option is currently intended to serve as sufficient equity compensation to Participant for the 10-year period following the Date of Grant. If the Board exercises its discretion to provide additional equity compensation to Participant prior to the 10 year anniversary of the Date of Grant, then such equity compensation will have stock price vesting hurdles in excess of those in Tranche 14.

By Participant’s signature and the signature of the Company’s representative below, Participant and the Company agree that this Option is granted under and governed by the terms and conditions of this Agreement, including exhibits hereto, all of which are made a part of this document. Participant has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement. Participant hereby agrees to accept as binding, conclusive and final (subject to Section 18 of Exhibit A) all decisions or interpretations of the Administrator upon any questions relating to this Agreement. Participant further agrees to notify the Company upon any change in the residence address from the address set forth in the Company’s human resources system.

PARTICIPANT YEXT, INC.

/s/ Michael Walrath /s/ Ho Shin
Signature By

Michael Walrath General Counsel
Print Name Title

EXHIBIT A

TERMS AND CONDITIONS OF STOCK OPTION GRANT

1.Definitions. As used in this Agreement, the following definitions will apply. Capitalized terms used in this Agreement and not defined in this Section 1 have the meanings given to them in the Notice of Stock Option Grant (“Notice of Grant”) or Exhibit B.
(a)“Administrator” means the Board, acting solely through its members (excluding Participant) who are independent under the listing standards of the Primary Exchange.
(b)“Affiliate” means any entity, other than a Subsidiary, in which the Company has an equity or other ownership interest.
(c)“Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where the Option is granted.
(d)“Board” means the Board of Directors of the Company.
(e)“Change in Control” means the occurrence of a change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this definition, the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event shall not be considered a Change in Control under this definition. For this purpose, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities.
A Change in Control will also occur upon the consummation of a sale, lease or other disposition of all or substantially all of the Company’s assets (“Asset Sale”), other than to an entity at least fifty percent (50%) of the total voting power of which is owned, directly or indirectly, by the Company’s stockholders in substantially the same proportions as their ownership of the Company’s voting stock immediately prior to such disposition; provided, however, an Asset Sale will require a distribution payment to stockholders of the proceeds payable in the Asset Sale and the distribution payment to stockholders will be the basis of determining the CIC Price (as defined in Exhibit B).
For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.
Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
(f)“Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
(g)“Common Stock” means the common stock of the Company.
(h)“Company” means Yext, Inc., a Delaware corporation, or any successor thereto.
(i)“Director” means a member of the Board.
(j)“Disability” means Participant’s inability, due to physical or mental illness or incapacity, to perform the essential functions of CEO, with or without reasonable accommodation, for one hundred twenty (120) consecutive days or one hundred eighty (180) days in any twelve (12)-month period, as determined by a physician selected by the Company and reasonably acceptable to Participant or Participant’s legal representative.
(k)“Employee” means any person, including Officers and Directors, providing services as an employee of the Company or any Parent, Subsidiary or Affiliate of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.
(l)“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(m)“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
(i)If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The NASDAQ Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(ii)In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.
(n)“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(o)“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code in relation to the Company.
(p)“Share” means a share of the Common Stock, as adjusted in accordance with Section 7 below.
(q)“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code in relation to the Company.
2.Grant of Option. The Company hereby grants to the Participant named in the Notice of Grant (“Participant”) an option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”), subject to all of the terms and conditions in this Agreement.
3.Vesting Schedule. The Option awarded by this Agreement will become exercisable and vest in accordance with the provisions set forth in Exhibit B. Shares scheduled to become exercisable or vest on a certain date or upon the occurrence of a certain condition will not become exercisable or vest in accordance with any of the provisions of this Agreement, unless Participant will have been continuously CEO from the Date of Grant until the date such event occurs, except as otherwise expressly provided in Exhibit B.
4.Exercise of Option.
(a)Right to Exercise. The Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the terms of this Agreement, including Exhibit B. The Option may not be exercised for a fraction of a Share.
(b)Method of Exercise. The Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit C (the “Exercise Notice”) or in a manner and pursuant to such procedures as the Administrator may determine, which will state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of this Agreement. The Exercise Notice will be completed by Participant and delivered to the Company. The Exercise Notice will be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares together with any applicable tax withholding. The Option will be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price.
(c)Issuance of Shares. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 7 below.
5.Method of Payment. Payment of the aggregate Exercise Price will be by any of the following, or a combination thereof, at the election of Participant:
(a)cash;
(b)check;

(c)with respect to any Earned Shares, whether or not subject to a Retention Requirement (as set forth in Section 3 of Exhibit B), at Participant’s election and at any time, either (i) a broker-assisted cashless exercise, with which the Company will cooperate, or (ii) a net exercise, in which the Company withholds from the Shares otherwise issuable upon exercise a number of Shares having a Fair Market Value equal to the aggregate Exercise Price (a “Net Exercise”); provided that, with respect to Earned Shares subject to the Retention Requirement, no more Shares may be sold or withheld than are necessary to pay the aggregate Exercise Price and related tax withholding, and the remaining Shares issued upon exercise will be Restricted Shares (for clarity, Participant will have a choice of either an exercise under this Section 5(c)(i) or 5(c)(ii), but the Board decides which of the two procedures will be undertaken); the following principles apply to this Section 5(c): (1) the Board cannot be forced to allow a Net Exercise under clause (ii); (2) if the Board decides that a cashless exercise under clause (i) is permitted, such an exercise can occur (x) in an open trading window where Participant does not hold any material non-public information or (y) at any time pursuant to a valid 10b5-1 plan; (3) if the 5th anniversary of the date on which such Share became an Earned Share falls within a blackout period, then this date will be automatically extended to a day 30 days after the next open trading window, but in no case ever beyond the Term/Expiration Date; and (4) if any portion of the Option is vested and in-the-money as of the Term/Expiration Date, then it is Participant’s responsibility to ensure that there is a valid 10b5-1 plan in place to ensure a cashless exercise); or
(d)surrender of other Shares which have a Fair Market Value on the date of surrender equal to the “aggregate Exercise Price of the Exercised Shares”, provided that accepting such Shares, in the sole discretion of the Administrator, will not result in any adverse accounting consequences to the Company and any such Shares used as currency to exercise had been held by Participant for at least six (6) months. For purposes of this Section 5(d), Fair Market Value of surrendered Shares is equal to the average 10-trading day closing price of such Shares as of the trading day before the date of surrender. The “aggregate Exercise Price of the Exercised Shares” will be the total cost of the exercise price of Shares that Participant intends to exercise.
6.Leave of Absence/Transfer Between Locations. Unless the Administrator provides otherwise, the Option will cease to become exercisable or vest during any unpaid leave of absence (other than a leave due to Participant’s physical or mental illness or incapacity, as determined by a physician selected by the Company and reasonably acceptable to Participant or Participant’s legal representative, during which the Option will continue to be earned, vest and be released from the Retention Requirement in accordance with its terms). Participant will not cease to be an Employee in the case of any leave of absence approved by the Board.
7.Adjustments; Dissolution or Liquidation; Change in Control.
(a)Adjustments. In the event of any extraordinary dividend or other extraordinary distribution (whether in the form of cash, Shares, other securities, or other property), stock split, reverse stock split, or spin-off, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under this Agreement, will adjust the number and class of Shares that may be delivered under this Agreement and/or the number, class, and price of Shares covered by the Option such that the benefit or potential benefits intended to be made available under this Agreement remain the same after such event as they were before such event.
(b)Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed action.
(c)Change in Control. In the event of a Change in Control, the Option will be treated as set forth in Exhibit B.
8.Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any state, federal or foreign law or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.
9.Forfeiture Events. The Option will be subject to recoupment under the Company’s current Compensation Recovery Policy and any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Laws. No other clawback, recovery or recoupment provision will apply to the Option or any Shares issued under this Agreement except to the extent required by Applicable Laws. Unless this Section 9 is specifically mentioned and waived in another document, no recovery of compensation under a clawback policy or otherwise will be an event that triggers or contributes to any right of Participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or a Subsidiary, or Parent of the Company.
10.Tax Obligations.
(a)Withholding of Taxes. Notwithstanding any contrary provision of this Agreement, no certificate representing the Shares will be issued to Participant (and no exercised Unreleased Shares (as defined in Exhibit B) subject to the Retention Requirement will be released from the Repurchase Option), unless and until satisfactory arrangements (as determined by the Administrator) will have been made by Participant with respect to the payment of income, employment, social insurance, payroll and other taxes which the Company determines must be withheld with respect to such Shares. To the extent determined appropriate by the Company in its sole discretion, it will have the right (but not the obligation) to satisfy any tax withholding obligations by reducing the number of Shares otherwise deliverable to Participant. If Participant fails to make satisfactory arrangements for the payment of any required tax withholding obligations hereunder at the time of the Option exercise, Participant acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver the Shares if such withholding amounts are not delivered at the time of exercise. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash (including cash from the sale of Shares issued to the Participant at exercise, including Shares subject to the Retention Requirement to the extent permitted by Section 5(c)), (ii) electing to have the Company withhold otherwise deliverable Shares (including Restricted Shares) having a fair market value equal to the amount required to be withheld (up to the maximum statutory rate) or (iii) delivering to the Company already-owned Shares having a fair market value equal to the amount required to be withheld; provided, however, that the Administrator can not require Participant to pay cash for tax withholding without an ability to make a same-day sale to cover exercise price and taxes or a net issuance as provided in clause (ii), and Participant will not be deemed to have an ability to make a same-day sale at any blackout period described in the last proviso of Section 5(c) unless Participant has a valid 10b5-1 plan in place. The fair market value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld. If withholding or accepting delivery of Shares under clauses (ii) or (iii) above will result in adverse accounting consequences to the Company, then the Administrator may choose to not permit such withholding or delivery.
(b)Code Section 409A. Under Code Section 409A, an option that vests after December 31, 2004 (or that vested on or prior to such date but which was materially modified after October 3, 2004) that was granted with a per share exercise price that is determined by the Internal Revenue Service (the “IRS”) to be less than the fair market value of a share on the date of grant (a “Discount Option”) may be considered “deferred compensation.” A Discount Option may result in (i) income recognition by Participant prior to the exercise of the option, (ii) an additional twenty percent (20%) federal income tax, and (iii) potential penalty and interest charges. The Discount Option may also result in additional state income, penalty and interest charges to Participant. Participant acknowledges that the Company cannot guarantee and has not guaranteed that the IRS will agree that the Exercise Price per Share of the Option equals or exceeds the Fair Market Value of a Share on the Date of Grant in a later examination. Participant agrees that if the IRS determines that the Option was granted with an Exercise Price per Share that was less than the Fair Market Value of a Share on the Date of Grant, Participant will be solely responsible for Participant’s costs related to such a determination. To the extent the Option, or the settlement or deferral thereof, is subject to Code Section 409A, the Option will be paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A.
11.Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant. After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.
12.No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS CEO AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS CEO FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR

RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS CEO AT ANY TIME, WITH OR WITHOUT CAUSE.
13.Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company at Yext, Inc., 61 Ninth Avenue, New York, NY 10011, or at such other address as the Company may hereafter designate in writing.
14.Non-Transferability of Option. The Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant.
15.Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
16.Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any state, federal or foreign law, the tax code and related regulations or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the purchase by, or issuance of Shares to, Participant (or his estate) hereunder, such purchase or issuance will not occur unless and until such listing, registration, qualification, rule compliance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company. The Company will make all reasonable efforts to meet the requirements of any such state, federal or foreign law or securities exchange and to obtain any such consent or approval of any such governmental authority or securities exchange. Assuming such compliance, for income tax purposes the Exercised Shares will be considered transferred to Participant on the date the Option is exercised with respect to such Exercised Shares.
17.Stockholder Approval. The Option and this Agreement will be subject to approval by the stockholders of the Company within twelve (12) months after the Date of Grant; if stockholder approval is not attained, then this Option will forfeit in its entirety. No portion of the Option may be exercised unless stockholder approval is obtained. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.
18.Administrator Authority. The Administrator will have the power to interpret this Agreement and to adopt such rules for the administration, interpretation and application of this Agreement as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares subject to the Option have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons, except that any determination regarding Cause or Good Reason will be subject to de novo review in any arbitration under Section 24. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to this Agreement.
19.Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to this Option by electronic means or request Participant’s consent to this Agreement by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to this Agreement being administered through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.

20.Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
21.Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.
22.Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. Nothing in this Agreement modifies, limits or otherwise affects any equity award granted to Participant before the Date of Grant, each of which remains in effect in accordance with its terms. Participant expressly warrants that he is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement can be made only in an express written contract executed by a duly authorized officer of the Company following Board approval. Notwithstanding anything to the contrary in this Agreement, the Company, following Board approval, reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Code Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Code Section 409A in connection with the Option.
23.Governing Law. This Agreement will be governed by the laws of New York, without giving effect to the conflict of law principles thereof.
24.ARBITRATION. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION UNDER THE FEDERAL ARBITRATION ACT (THE “FAA”) AND THAT THE FAA SHALL GOVERN AND APPLY TO THIS ARBITRATION AGREEMENT WITH FULL FORCE AND EFFECT; HOWEVER, WITHOUT LIMITING ANY PROVISIONS OF THE FAA, A MOTION OR PETITION OR ACTION TO COMPEL ARBITRATION MAY ALSO BE BROUGHT IN STATE COURT UNDER THE PROCEDURAL PROVISIONS OF SUCH STATE’S LAWS RELATING TO MOTIONS OR PETITIONS OR ACTIONS TO COMPEL ARBITRATION. THE ARBITRATION SHALL BE BEFORE A SINGLE ARBITRATOR WHO SHALL BE A FORMER FEDERAL OR STATE COURT JUDGE. PARTICIPANT AGREES THAT PARTICIPANT MAY ONLY BRING ANY SUCH ARBITRATION IN PARTICIPANT’S INDIVIDUAL CAPACITY. SUCH ARBITRATION WILL OCCUR IN NEW YORK COUNTY, BEFORE JAMS UNDER ITS APPLICABLE RULES AND PROCEDURES (“JAMS RULES”) AND NEW YORK LAW. THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH NEW YORK LAW, AND THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL NEW YORK LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH NEW YORK LAW, NEW YORK LAW SHALL TAKE PRECEDENCE. THE DECISION OF THE ARBITRATOR SHALL BE WRITTEN, FINAL, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE

PARTIES TO THE ARBITRATION SHALL EACH PAY HALF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. IN THE EVENT THAT JAMS FAILS, REFUSES, OR OTHERWISE DOES NOT ENFORCE THE AFOREMENTIONED ARBITRATION COSTS SHARING PROVISION, EITHER PARTY MAY COMMENCE AN ACTION TO RECOVER SUCH AMOUNTS AGAINST THE NON-PAYING PARTY IN COURT AND THE NON-PAYING PARTY SHALL REIMBURSE THE MOVING PARTY FOR THE ATTORNEYS’ FEES AND COSTS INCURRED IN CONNECTION WITH SUCH ACTION. THE PARTIES AGREE THAT PUNITIVE DAMAGES SHALL BE UNAVAILABLE IN ARBITRATION. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS SECTION CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.

EXHIBIT B

VESTING AND EXERCISE SCHEDULE

The following terms will apply to the Option. Unless otherwise defined herein, capitalized terms will have the meanings set forth in the Stand-Alone Stock Option Agreement to which this Exhibit B is attached.
1.Vesting. The Shares subject to the Option are subject to dual requirements, the Performance Requirement (as described in Section 2) that is required to be satisfied in order to exercise a given Tranche and a Retention Requirement (as described in Section 3) that is required to release the Shares in a given Tranche from the Repurchase Option (as defined below), each of which must be achieved in order for a Share to be free of restrictions.
2.Performance Requirement.
(a)Performance Tranches. Shares subject to the Option are divided into 14 tranches (each, a “Tranche”) as set forth in Table 1 below. If the Target Price (as set forth in Table 1) for a Tranche is certified as achieved during the Performance Period in accordance with this Section 2 (the “Performance Requirement”), then the Shares subject to such Tranche will become eligible to be exercised (“Earned Shares”), subject to the restrictions of the Retention Requirement, except as otherwise set forth in Sections 4, 5 and 6. No Share may become an Earned Share more than once and the total number of Earned Shares under the Option may not exceed the Number of Shares Granted, as set forth in the Notice of Grant.

Table 1

Tranche	Target Price*	Number of Shares Subject to Tranche*
1	$21.00	750,000
2	$23.45	250,000
3	$26.18	750,000
4	$29.24	250,000
5	$32.64	1,000,000
6	$36.45	1,000,000
7	$40.70	1,000,000
8	$45.45	1,000,000
9	$50.75	1,000,000
10	$56.66	1,000,000
11	$63.27	1,000,000
12	$70.65	1,000,000
13	$78.88	500,000
14	$88.08	500,000
* Subject to adjustment pursuant to capitalization changes (e.g., stock-split, reverse stock split) set forth in Section 7 of Exhibit A of the Agreement.

(b)Achievement of Target Price. The Performance Requirement for a Tranche will be achieved upon Certification (in accordance with this Section 2) of achievement during the

Performance Period of both of the following, subject to Participant’s continued status as CEO through the Achievement Date (and Certification may occur after the end of the Performance Period so long as the Achievement Date occurs during the Performance Period):
(i)The Average Stock Price is at least equal to the applicable Target Price over 180 consecutive calendar days (such period following achievement, the “180-Day Achievement Period”); and
(ii)The Average Stock Price is at least equal to the applicable Target Price over 30 consecutive calendar days during the period commencing on the 30th calendar day prior to the completion of the applicable 180-Day Achievement Period and ending 3 years following the end of the applicable 180-Day Achievement Period.
Achievement of the Average Stock Price in both Sections 2(b)(i) and 2(b)(ii) is considered “Stock Price Achievement.”
(c)Certification of Achievement. The Administrator may rely on a 3rd party equity accounting specialist to track achievement against the applicable Target Prices. The Administrator will determine and certify in writing (a “Certification” and the calendar date that the Stock Price Achievement was satisfied, the “Achievement Date”) whether a Target Price has achieved Stock Price Achievement with respect to any Tranche. Each Certification will be made within ten (10) business days after the Achievement Date, will be ministerial and will be effective as of the Achievement Date, and Shares subject to the applicable Tranche will become Earned Shares as of the Achievement Date.
(d)Exercise of Earned Shares Subject to Restrictions. Following Certification, any Earned Shares will become exercisable subject to the Retention Requirement and the related Repurchase Option (as defined below). Any Earned Shares will be exercisable in accordance with Section 8(a).
3.Retention Requirement.
(a)Retention Period. Except as otherwise provided in Sections 4, 5 and 6 below, Earned Shares subject to a Tranche will be released from the Retention Requirement on the applicable schedule set forth below in Section 3(a)(i) and 3(a)(ii), in each case subject to Participant’s continued status as CEO through the applicable date:
(i)With respect to Tranches 1 through 8: 1/3rd of the Earned Shares will be released from the Retention Requirement on each of the first, second and third anniversaries of the Achievement Date; or
(ii)With respect to Tranches 9 through 14: 1/3rd of the Earned Shares will be released from the Retention Requirement every 6 months following the Achievement Date, through the date that is 18 months following the Achievement Date.
Notwithstanding anything herein to the contrary, the Board reserves the right to waive any outstanding Retention Requirement in effect as of the Term/Expiration Date of the Option or reduce the duration of the Retention Requirement to an earlier date than the Outside Release Date (as defined in the next sentence). Further, no Retention Requirement will extend beyond the date that is thirty (30) days prior to the Term/Expiration Date (the “Outside Release Date”). Any Earned Shares (whether or not exercised) that would otherwise remain subject to the Retention Requirement after the Outside Release Date will be released from the Retention Requirement on the Outside Release Date. In no event will Participant forfeit any Earned

Shares, or any value in Earned Shares, because the Retention Requirement would otherwise extend beyond the Term/Expiration Date, and Participant will not be required to exercise any Earned Shares while they remain subject to the Retention Requirement.
(b)Termination of Status as CEO. Except as otherwise set forth in Sections 5 and 6 below, upon the termination of Participant’s status as CEO, the Option will terminate as to any Shares that have not become Earned Shares or have not been released from the Retention Requirement.
4.Change in Control. If a Change in Control (or a “CIC”) occurs during the Performance Period and Participant remains CEO through the date of such CIC (or Section 6(e) applies), then this Section 4 will apply:
(a)CIC Price Certification. The Administrator will complete a Certification of achievement of the Target Price, based on the CIC Price, with respect to any Tranche for which the Performance Requirement has not already been achieved, and Shares subject to any such Tranche for which the CIC Price is at least equal to the Target Price will become Earned Shares. In no event shall the CIC Price used to determine Earned Shares be higher than the consideration received by common stockholders in the CIC.
(b)Vesting of Earned Shares. All Earned Shares will vest as of immediately prior to the Change in Control and not be subject to the Retention Requirement (for the avoidance of doubt, any Shares that (i) were Earned Shares and subject to a Retention Requirement and/or (ii) became Earned Shares as a result of Section 4(a) above, in each case, will no longer be subject to a Retention Requirement after the CIC).
(c)Forfeiture. Any Shares that do not become Earned Shares or vest pursuant to this Section 4 will be forfeited automatically, for no consideration, as of the date of the CIC.
(d)Treatment of Option. Except as otherwise set forth in this Section 4, any Earned Shares subject to the Option will be treated as set forth in the definitive transaction agreement entered into by the Company with respect to such CIC; provided that, unless the Option is assumed or substituted by the acquirer with an award that preserves its intrinsic value and terms and is immediately exercisable for freely tradeable securities, each Earned Share that is unexercised as of the CIC will be cancelled in exchange for a payment equal to the excess of the CIC Price over the Exercise Price, payable at the same time and in the same form as the consideration paid to holders of Common Stock (including, on the same terms, any contingent or deferred consideration).
5.Death or Disability. If, during the Performance Period, Participant ceases to be CEO due to Participant’s death or Disability, then this Section 5 will apply:
(a)Death or Disability Certification. The Administrator will complete a Certification of achievement of the Target Price, based on the Termination Price, with respect to any Tranche for which the Performance Requirement has not already been achieved and the following Shares will become Earned Shares:
(i)Shares subject to any such Tranche for which the Termination Price is at least equal to the Target Price (such Tranches, the “Primary Death and Disability Earned Tranches”), and
(ii)Shares subject to the first successive Tranche following the Primary Death and Disability Earned Tranches (with a Target Price that exceeds the Termination Price) but only if and to the extent the aggregate number of Earned Shares under the Option is 5,000,000 Earned Shares or less after application of this Section 5(a)(ii).
(b)Vesting of Earned Shares. All Earned Shares will be deemed to have vested as of immediately prior to the termination of Participant’s status as CEO due to death or Disability and not be subject to the Retention Requirement (for the avoidance of doubt, any Shares that (i) were Earned Shares and subject to a Retention Requirement and/or (ii) became Earned Shares as a result of Section 5(a) above, in each case, will no longer be subject to a Retention Requirement after such termination due to death or Disability).
(c)Forfeiture. Any Shares that do not become Earned Shares or vest pursuant to this Section 5 will be forfeited automatically, for no consideration, as of the date of Participant’s termination of status as CEO due to death or Disability.
6.Qualifying Termination. If, during the Performance Period, Participant ceases to be CEO due to a Qualifying Termination, then this Section 6 will apply:
(a)Qualifying Termination Certification. The Administrator will complete a Certification of achievement of the Target Price, based on the Termination Price, with respect to any Tranche for which the Performance Requirement has not already been achieved and the Shares subject to any such Tranche for which the Termination Price is at least equal to the Target Price will become Earned Shares.
(b)IRR Certification. The Administrator will complete a Certification of achievement of Compounded IRR (assuming a $7.00 per Share closing price as of the Date of Grant) and the following number of Shares will become Earned Shares, provided that in no event may the aggregate number of Earned Shares under the Option be greater than the total number of Shares subject to the Option:
(i)if Compounded IRR is at least 15% but less than 25%, then an additional 250,000 Shares will accelerate and become Earned Shares; or
(ii)if Compounded IRR is at least 25%, then an additional 1,000,000 Shares will accelerate and become Earned Shares.
(c)Vesting of Earned Shares. All Earned Shares will be deemed to have vested as of immediately prior to Participant’s Qualifying Termination and not be subject to the Retention Requirement (for the avoidance of doubt, any Shares that (i) were Earned Shares and subject to a Retention Requirement and/or (ii) became Earned Shares as a result of Sections 6(a) or 6(b) above, in each case, will no longer be subject to a Retention Requirement after such Qualifying Termination). Vesting under this Section 6 will be subject to Participant executing and not revoking, within sixty (60) days following the Qualifying Termination, a mutual release of claims in a customary form reasonably acceptable to Participant, which will not impose any restrictive covenant or other obligation on Participant beyond those in effect immediately prior to the Qualifying Termination.
(d)Forfeiture. Any Shares that do not become Earned Shares or vest pursuant to this Section 6 will be forfeited automatically, for no consideration, as of the date of Participant’s Qualifying Termination, except as provided in Section 6(e).
(e)Qualifying Termination Prior to a CIC. If a Qualifying Termination occurs (i) within the six (6) months prior to a CIC or (ii) at any time after the execution of a definitive agreement for a transaction that results in a CIC, then any Shares that would otherwise be forfeited under Section 6(d) will remain outstanding (but will not be exercisable) until the earlier of six (6) months after the Qualifying Termination (or, if later, the termination or consummation of any such definitive agreement executed within such six-month period) and the consummation of such CIC, and upon such CIC, Section 4 will apply as though Participant had remained CEO through the date of the CIC. Any such Shares that do not become Earned Shares under this Section 6(e) will be forfeited automatically, for no consideration, at the end of such period.
7.Forfeiture. Any Shares that are not Earned Shares as of the last day of the Performance Period for the applicable Tranche will be forfeited automatically for no consideration.
8.Exercise of Option.
(a)Exercise Period. The Option (or any portion thereof) will be exercisable when it becomes an Earned Share. Each such Earned Share with respect to any Tranche will remain exercisable only through the earlier of (i) the 5th anniversary of the date on which such Share became an Earned Share (including the date a Share becomes an Earned Share as a result of Sections 4, 5 and 6), subject to Section 5(c) of Exhibit A and (ii) the Term/Expiration Date of the Option (the “Exercise Deadline”), subject to any other situation in this Agreement where the Option may be forfeited. Earned Shares which are not exercised by the Exercise Deadline will be forfeited for no consideration. For clarity, if a Tranche of Earned Shares is subject to the Retention Requirement as of an Exercise Deadline, then to receive any value, Participant must exercise the Tranche of Earned Shares and the Retention Requirement will continue to apply to the exercised Earned Shares as set forth in Section 8(b) below, except no Retention Requirement shall exist beyond the Outside Release Date. For clarity, pursuant to Section 3(a), no Earned Shares will be subject to the Retention Requirement after the Outside Release Date.
Notwithstanding anything to the contrary, upon Participant’s voluntary termination of employment as CEO (other than due to death or Disability or a Qualifying Termination) or Participant’s termination for Cause (in either case, a “Non-Qualifying Termination”), any unexercised Earned Shares subject to the Retention Requirement will immediately be forfeited and any exercised Earned Shares will be subject to repurchase as set forth in Section 8(b) below.
(b)Exercise of Earned Shares.
(i)Repurchase Option. If Participant exercises the Option as to Earned Shares subject to the Retention Requirement (“Restricted Shares”), such Restricted Shares will not be transferable and will be subject to repurchase by the Company or its assignee upon any Non‑Qualifying Termination (the “Repurchase Option”) at a price per Share equal to the Exercise Price per Share (the “Repurchase Price”). Restricted Shares will be released from the Repurchase Option in accordance with Section 3. Any Restricted Shares which have not been released from the Repurchase Option as of the date the Repurchase Option is exercised are “Unreleased Shares.” The Board may exercise the Repurchase Option as to any or all of the Unreleased Shares by providing notice to Participant at any time after Participant ceases to be CEO as a result of a Non-Qualifying Termination, but the Repurchase Option will be deemed to have been automatically exercised as to all Unreleased Shares at 5:00 p.m. (Eastern time) on the date that is 60 days following the date Participant ceases to be CEO as a result of a Non-Qualifying Termination, unless the Board expressly declines in writing to exercise its Repurchase Option prior to such time. The Company may pay the Repurchase Price by any method of payment permissible under Applicable Laws. For the avoidance of doubt, the Repurchase Option is an election and not mandatory.

(ii)Escrow. Upon exercise, Restricted Shares will be deposited with an escrow holder designated by the Company, including with the Company’s designated captive broker with stop-transfer instructions (the “Escrow Holder”) and will be held by the Escrow Holder until such Restricted Shares are released from the Repurchase Option or until Participant ceases to be CEO. While Restricted Shares are held by the Escrow Holder, Participant will have all rights of a stockholder with respect to them, including the right to vote and to receive dividends and other distributions (with any distribution of Shares or other securities held in escrow subject to the same restrictions). Upon Participant’s Non-Qualifying Termination as CEO, the Escrow Holder will take all steps necessary to execute the exercise of the Repurchase Option, so long as it is economically sensible to do so as determined by the Board. Participant hereby appoints the Escrow Holder with full power of substitution, as Participant’s true and lawful attorney-in-fact with irrevocable power and authority in the name and on behalf of Participant to take any action and execute all documents and instruments, including, without limitation, stock powers which may be necessary to transfer the certificate or certificates evidencing the Unreleased Shares to the Company upon such termination. The Escrow Holder will not be liable for any act or omission with respect to holding the Restricted Shares in escrow while acting in good faith and in the exercise of its judgment.
(iii)Tax. Participant may file a Code Section 83(b) election (“83(b) Election”) in substantially the form attached hereto as Exhibit D within 30 days following Participant’s exercise of Earned Shares subject to the Retention Requirement. If Participant does not file an 83(b) Election, then Participant will incur ordinary income equal to the Fair Market Value of the Earned Shares on the date such Shares are released from the Repurchase Option, less the Exercise Price paid for such Shares. Such ordinary income will be considered wages and subject to tax withholding and Participant must satisfy tax withholding obligations as set forth in Section 10 of Exhibit A. In no event will the Company have any liability with respect to taxes incurred by Participant in connection with the exercise of Earned Shares, the release of Restricted Shares from the Repurchase Option or exercise of the Repurchase Option. Participant agrees to indemnify the Company for any such tax liabilities which may attach to the Company by operation of Applicable Laws.
9.Definitions.
(a)“Average Stock Price” means the average closing sales price of a Share over a specified period, as reported on the Primary Exchange or such other source as the Administrator determines to be reliable.
(b)“Cause” means (i) Participant’s conviction of, or plea of guilty or nolo contendere to, a felony or any crime involving fraud or embezzlement; (ii) Participant’s willful act of fraud, embezzlement or material dishonesty against the Company that results in material harm to the Company; (iii) Participant’s willful gross misconduct that is materially injurious to the Company; (iv) Participant’s willful unauthorized use or disclosure of the Company’s trade secrets or material proprietary information that results in material harm to the Company; (v) Participant’s willful and material breach of a material written agreement with the Company; or (vi) Participant’s failure to cooperate in good faith with a governmental investigation of the Company or its directors, officers or employees after written request by the Board. No act or omission will be “willful” if done or omitted in good faith with a reasonable belief that it was in the best interests of the Company or at the direction of the Board. A termination will be for Cause only if (A) the Board delivers to Participant written notice describing in reasonable detail the grounds for Cause, (B) for any condition that is curable, Participant fails to cure it within thirty (30) days after such notice, (C) Participant is given the opportunity, with counsel, to be heard before the Board, and (D) at least two-thirds (2/3) of the members of the Board (excluding Participant) determine that Cause exists.
(c)“CEO” means Chief Executive Officer of the Company.
(d)“CIC Price” means the price per Share paid to holders of Common Stock in a Change in Control (including the fair market value of any non-cash consideration and the reasonably expected value of any contingent or deferred consideration), as determined by the Administrator in good faith.
(e)“Compounded IRR” means the annual rate of return calculated with respect to the increase in the per Share closing price from $7.00 to the Final Stock Price over the period beginning on the Date of Grant and ending on the date of Participant’s Qualifying Termination.
(f)“Final Stock Price” means the Average Stock Price over the 180 consecutive calendar days ending on the date of Participant’s Qualifying Termination.
(g)“Good Reason” means the occurrence of any of the following without Participant’s written consent: (i) a material diminution in Participant’s title, authority, duties or responsibilities, including the appointment of a co-Chief Executive Officer or any requirement that Participant report to anyone other than the Board; (ii) a material reduction in Participant’s base salary or target annual bonus opportunity (the determination of whether a material reduction occurs will be based on a baseline base salary equal to $550,000 as of fiscal 2027, a target annual bonus opportunity equal to $550,000 as of fiscal 2027 and an annual COLA each fiscal year; provided, however, that a determination to leave such base salary and annual bonus opportunity flat in a given year shall in no event be considered a reduction); (iii) the Company’s material breach of this Agreement; or (iv) the failure of any successor to the Company to assume this Agreement in writing. A resignation will be for Good Reason only if Participant gives the Board written notice of the condition within ninety (90) days after its initial occurrence, the Company fails to cure the condition within thirty (30) days after such notice, and Participant resigns within sixty (60) days after the end of such cure period.
(h)“Primary Exchange” means the New York Stock Exchange or such other established securities exchange or national market system on which Shares primarily are listed and regularly trade.
(i)“Qualifying Termination” means (i) the termination of Participant’s status as CEO by the Company other than for Cause and other than due to Participant’s death or Disability, or (ii) Participant’s resignation for Good Reason.
(j)“Termination Price” means the highest closing price of the Shares over the 30 trading days immediately preceding Participant’s termination of status as CEO (or, in the case of a termination due to Disability, the 30 trading days immediately preceding the onset of the incapacity giving rise to such Disability, if that produces a higher price), as reported on the Primary Exchange.

EXHIBIT C

YEXT, INC.

EXERCISE NOTICE

Yext, Inc.
61 Ninth Ave
New York, New York 10011

Attention:    Stock Administration

1.Exercise of Option. Effective as of today, ________________, _____, the undersigned (“Purchaser”) hereby elects to purchase ______________ shares (the “Shares”) of the Common Stock of Yext, Inc. (the “Company”) under and pursuant to the Stand-Alone Stock Option Agreement dated ________ (the “Agreement”). The purchase price for the Shares will be $_____________, as required by the Agreement.
2.Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price of the Shares and any required tax withholding to be paid in connection with the exercise of the Option.
3.Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Agreement and agrees to abide by and be bound by its terms and conditions.
4.Rights as Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to the Option, notwithstanding the exercise of the Option. The Shares so acquired will be issued to Purchaser as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 7 of the Agreement.
5.Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.
6.Entire Agreement; Governing Law. The Agreement, together with any exhibits thereto, is incorporated herein by reference. This Exercise Notice and the Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Company’s or to the Purchaser’s interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of New York.

Submitted by: Accepted by:

PURCHASER YEXT, INC.

________________________________        ________________________________
Signature By

________________________________        ________________________________
Print Name Its

Address:

________________________________

________________________________

________________________________
Date Received

EXHIBIT D

THE FILING OF A SECTION 83(B) ELECTION IS YOUR RESPONSIBILITY.

SEE FILING ALTERNATIVES BELOW.

YOU MUST FILE THIS ELECTION WITHIN 30 DAYS OF PURCHASING THE SHARES.

YOU (AND NOT THE COMPANY NOR ANY OF ITS ATTORNEYS OR OTHER AGENTS) ARE SOLELY RESPONSIBLE FOR APPROPRIATELY AND TIMELY FILING THIS SECTION 83(B) ELECTION WITH THE IRS, EVEN IF YOU REQUEST THAT THE COMPANY OR ITS ATTORNEYS OR OTHER AGENTS MAKE THIS FILING ON YOUR BEHALF AND EVEN IF THE COMPANY OR ITS ATTORNEYS OR OTHER AGENTS HAVE PREVIOUSLY MADE SIMILAR FILINGS ON YOUR BEHALF.

FILING ALTERNATIVES:

1. CERTIFIED MAIL: THE ELECTION CAN BE FILED BY MAILING A SIGNED ELECTION FORM BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED TO THE IRS SERVICE CENTER WHERE YOU FILE YOUR TAX RETURNS. SEE WWW.IRS.GOV. THE FORM FOR FILING THIS SECTION 83(B) ELECTION BY CERTIFIED MAIL IS ATTACHED TO THESE INSTRUCTIONS.

OR

2. ELECTRONIC FILING: THE ELECTION CAN BE FILED ELECTRONICALLY VIA FORM 15620. SEE WWW.IRS.GOV/FORMS-PUBS/MOBILE-FRIENDLY-FORMS*

* ONLINE SUBMISSION OF THE FORM 15620 REQUIRES AN ID.ME ACCOUNT, THE CREATION OF WHICH REQUIRES IDENTITY VERIFICATION.

ELECTION UNDER SECTION 83(B) OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer’s gross income or alternative minimum taxable income, as the case may be, for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of the property described below.

1.The name, address, taxpayer identification number and taxable year of the undersigned are as follows:
NAME: _______________________________ SPOUSE: ____________________________
ADDRESS: ____________________________
____________________________
TAXPAYER IDENTIFICATION NO.: _____________________ TAXABLE YEAR: _____
2.The property with respect to which the election is made is described as follows: __________ shares (the “Shares”) of the Common Stock of Yext, Inc. (the “Company”).
3.The date on which the property was transferred is:___________________,______.
4.The property is subject to the following restrictions:
The Shares may not be transferred and are subject to forfeiture under the terms of an agreement between the taxpayer and the Company. These restrictions lapse upon the satisfaction of certain conditions contained in such agreement.
5.The Fair Market Value at the time of transfer of such property, determined without regard to any restriction other than a restriction which by its terms never lapses, is: $_________________.
6.The amount (if any) paid for such property is: $_________________.

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The undersigned is the person performing services in connection with the transfer of this property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated: ___________________,______            ___________________________________
Taxpayer

The undersigned spouse of taxpayer joins in this election.

Dated: ___________________,______            ___________________________________
Spouse of Taxpayer